Exhibit n.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of our report dated March 2, 2016 on our audit of the consolidated financial statements of Universal Processing Services of Wisconsin, LLC and Subsidiary, as of December 31, 2015, and for the year then ended, which are included in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2.

/s/ CohnReznick LLP

Jericho, New York

August 25, 2016